Exhibit 99.3
News Release

Acuity Brands, Inc. 1170 Peachtree Street, NE Suite 2400 Atlanta, GA 30309 Tel: 404 853 1400 Fax: 404 853 1430 AcuityBrands.com
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423
ACUITY BRANDS ANNOUNCES ANNUAL MEETING DATE
ATLANTA, October 6, 2010 — Acuity Brands, Inc. (NYSE: AYI) announced that it will hold its Annual Meeting of Stockholders at 11:00 a.m. ET on Friday, January 7, 2011, in the Ballroom of the Four Seasons Hotel, 75 Fourteenth Street NE, Atlanta, Georgia. The quarterly meeting of the Company’s Board of Directors will also take place that day.
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of luminaires, lighting control systems and related products and services with fiscal year 2010 net sales of over $1.6 billion. The Company’s lighting and system control product lines include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, MetalOptics®, Antique Street Lamps™, Tersen®, Synergy® Lighting Controls, Sensor Switch®, Lighting Control & Design™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America, Europe and Asia.